Exhibit 10.2
Variable Compensation Agreement
1.DEFINITIONS
The definitions in this paragraph apply to this Variable Compensation Agreement and the annex attached hereto (the “Annex”).
1.1.Company: Velocity Global Switzerland GmbH
1.2.Employee or “you”: Luciano Fernández Gomez Any reference in the Annex to an employee refers to you as an employee of the Company.
1.3.Client: The client of the Company for which you are performing activities. Any mention of the name of a client or a function with the client in the Annex shall be interpreted as the “Client” of the Company without the need for further reference.
1.4.Agreement: This term refers to this Variable Compensation Agreement, including the Annex.
2.ABOUT THIS AGREEMENT
This section confirms the scope of the Variable Compensation Agreement. This Agreement extends to qualified bonuses, commissions, or other variable elements of your compensation. This plan will contain the details of your specific entitlement (found in the Annex).
2.1.The Company operates a variable compensation scheme, which may include commissions or bonuses, whereby its employees may participate in variable payments based on the attainment of certain metrics while providing services. This scheme is designed to motivate and reward eligible employees for helping to drive growth for the Client. This Agreement describes the variable compensation framework.
2.2.The details contained in the Annex are included for the sole purpose of calculating the metrics for payment of variable compensation and do not amend the terms of this Agreement or any of the terms or conditions of your employment with the Company.
2.3.Nothing in this Agreement shall be construed to create an employment arrangement between the Employee and the Client.
2.4.Nothing in the Annex will entitle the Employee to benefits outside the scope of variable compensation, and the Annex does not lead to additional obligations for the Company beyond the scope of variable compensation.
2.5.Nothing in the Annex entitles the Employee to any Company or Client stock options, RSU, or equity.
2.6.Any conflicting terms of this Agreement and the Employee’s employment agreement shall be governed by the Employee’s employment agreement and in compliance with applicable law. Any conflicting terms between the Variable Compensation Agreement and the Annex shall be governed by the main body of this Variable Compensation Agreement.
3.TERM AND DURATION OF THE AGREEMENT
This section provides details on the effective period of the variable compensation plan.
3.1.This Agreement is effective from the start date of the employment relationship between the Company and the Employee or other date mutually agreed to between the parties.

3.2.All business on or after this date shall be administered under this Agreement unless already paid under a previous agreement.
3.3.This Agreement supersedes and replaces any and all variable compensation, bonus, or commission plans, agreements, or terms previously in effect.
3.4.This Agreement will have a fixed duration, as stated in the Annex, and shall expire unless specifically renewed by the Company in writing.
4.SALES GOALS, TARGETS, AND METRICS
4.1.To qualify for variable compensation, the Employee must achieve the sales goals, metrics, and targets, as specified in this Agreement.
4.2.The specific targets, sales goals, and metrics that apply shall be set forth in the Annex, which may be amended from time to time by the Company.
5.VARIABLE COMPENSATION PAYMENTS
This section confirms that any bonus or commission payments are conditional upon continued employment and subject to required statutory withholdings and deductions.
5.1.Any variable compensation, which may include but is not limited to commission or bonus payments, payable under this Agreement, will be paid in accordance with the terms of the Annex. Notwithstanding the foregoing, the Employee is not entitled to any commission or bonus payment unless the Employee has signed this Agreement and has agreed to the terms.
5.2.Variable compensation is subject to continued employment with the Company and continued performance of activities for the Client.
5.3.All amounts referenced in the Agreement are gross amounts. Employee acknowledges and agrees that: 1) any and all tax consequences in connection with the Agreement are for their own responsibility and account; and, 2) the Company will withhold from the variable compensation to the extent payable to Employee in accordance with the Agreement, any tax (including wage tax or social security premiums) as and when due to be withheld by applicable law.
5.4.Any variable compensation calculated or set in a currency other than the payment currency will be converted into the payment currency, based on the official exchange rate of 30 calendar days prior to the effective payment date, unless otherwise agreed.
6.MANAGEMENT DISCRETION
This section confirms management maintains the right to modify vary, or end this variable compensation agreement. This section also provides situations where the Company may withhold payment.
6.1.Subject to applicable local law, the Company, in its sole and absolute discretion, reserves the right to withdraw, vary, or amend this Agreement, including but not limited to the specific targets or metrics, and the amount of variable compensation payable at any time on reasonable notice to the Employee. The Company, in its sole and absolute discretion, reserves the right to make all determinations related to this Agreement/Annex.
6.2.The Employee shall not acquire a legal claim to this benefit even if it has been granted over a longer period of time.
6.3.The Agreement and the terms set forth herein shall in no way limit the right of the Company to terminate the employment of the Employee at any time, subject to applicable law. This Agreement does not constitute a continuation of employment or renewal of a fixed-term contract, if applicable.

7.SEVERABILITY AND GOVERNING LAW
This section confirms that the terms and administration of the variable compensation plan will comply with the employment laws applicable in your situation. Please refer to your employment agreement for more details pertaining to governing law.
7.1.If any term or other provision of this Agreement is determined to be invalid, illegal, or unenforceable, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect.
7.2.To the extent permitted by applicable law, the parties hereby waive their rights under any applicable law which prohibits or renders invalid or unenforceable any term or other provision of this Agreement.
7.3.This Agreement shall be governed by the relevant employment laws of the jurisdiction where the Employee provides services.
8.ENTIRE AGREEMENT
This Agreement constitutes the entire agreement between the Company and the Employee regarding its subject matter, and supersedes and replaces any and all previous agreements, promises, assurances, warranties, representations, and understandings between the Employee and the Company, or the Employee and any of the Clients, whether written or oral, in relation to the subject matter of this Agreement.
On behalf of the Company    Employee
/s/ Helen Van Der Corput        /s/ Luciano Fernández Gomez
Velocity Global Switzerland GmbH    Luciano Fernández Gomez
Helen Van Der Corput

ANNEX
You are eligible to receive cash incentive compensation as determined by the Board of Directors (“Board”) or the Compensation Committee of the Board of Directors (“Compensation Committee”) of Klaviyo, Inc. (“Client”) beginning the first full year of your service to Client.
Your initial target annual incentive compensation will be fifty percent (50%) of your annualized base salary, and the actual amount of annual incentive compensation awarded to you, if any, shall be determined in the sole discretion of the Board or the Compensation Committee, subject to the terms of any applicable incentive compensation plan that may be in effect from time to time.
Except as otherwise provided herein, as may be provided by the Board or the Compensation Committee, as applicable, or as may otherwise be set forth in the applicable incentive compensation plan, you must be employed by Company and providing services to Client on the date such incentive compensation is paid in order to earn or receive any annual incentive compensation.